Exhibit 99.8

SECTION 102 CAPITAL GAIN RESTRICTED STOCK AWARD AGREEMENT

INSPIREMD, INC.

2013 LONG-TERM INCENTIVE PLAN

1.          Grant of Award. Pursuant to the InspireMD, Inc. 2013 Employee Stock Incentive Plan (the “Israeli Plan”), a sub-plan to the InspireMD, Inc. 2013 Long-Term Incentive Plan (the “Main Plan”) (the Israeli Plan and Main Plan being collectively referred to herein as, the “Plan”) for key Employees, key Contractors, and Outside Directors of InspireMD, Inc., a Delaware corporation (the “Company”), and its Subsidiaries (collectively, the “Group”),

_________________________________

(the “Participant”)

has been granted a Restricted Stock Award in accordance with Section 6.4 of the Main Plan and Section 8 of the Israeli Plan. The number of shares of Common Stock awarded under this Restricted Stock Award Agreement (this “Agreement”) is _____________________ (__________) shares (the “Awarded Shares”). The “Date of Grant” of this Award is ______________, 20___. [Delete if no purchase price: The purchase price per share for the Awarded Shares is $_________ per share (which is less than/equal to/greater than the Fair Market Value of a share of Common Stock as of the Date of Grant).]

2.          Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. To the extent the terms of the Plan are inconsistent with the provisions of this Agreement, this Agreement shall control. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Administrator and communicated to the Participant in writing.

3.          Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall vest as follows:

[Insert applicable vesting schedule]

[Notwithstanding the foregoing, upon (i) the Participant’s death; (ii) the Termination Date (as defined below) if the Participant’s Termination of Service is due to his or her Total and Permanent Disability; (iii) the Termination Date if the Participant’s Termination of Service is due to his or her Retirement, or (iv) the occurrence of a Transaction, the total Awarded Shares not previously vested shall thereupon immediately become fully vested.]

4.          Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date of the Participant’s Termination of Service with the Group (the “Termination Date”). Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company or the Group. [Delete if no purchase price: The Company [shall be obligated to] [may, in its sole discretion, elect to] pay the Participant, as soon as practicable after the event causing forfeiture, in cash, an amount equal to the total consideration paid by the Participant for such forfeited Awarded Shares or the Fair Market Value of such forfeited Awarded Shares as of the Termination Date, as the Administrator, in its sole discretion shall select.]

5.          Restrictions on Awarded Shares. Subject to the provisions of the Plan and the terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and are no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, or assign any of the Awarded Shares or to grant any right thereto. Except for these limitations, the Administrator may in its sole discretion, remove any or all of the restrictions on such Awarded Shares whenever it may determine that, by reason of changes in Applicable Laws or other changes in circumstances arising after the date of this Agreement, such action is appropriate.

6.          Legend. Awarded Shares electronically registered in a Participant’s name shall note that such shares are Restricted Stock. If certificates for Awarded Shares are issued, the following legend shall be placed on all such certificates:

On the face of the certificate:

“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”

On the reverse:

“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain InspireMD, Inc. 2013 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Boston, Massachusetts and that certain Restricted Stock Award Agreement dated as of ____________, 20__, by and between the Company and ______________. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan and Award Agreement. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan and Award Agreement.”

The following legend shall be inserted on a certificate, if issued, evidencing Common Stock issued under the Plan if the shares were not issued in a transaction registered under the applicable federal and state securities laws:

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“Shares of stock represented by this certificate have been acquired by the holder for investment and not for resale, transfer or distribution, have been issued pursuant to exemptions from the registration requirements of applicable state and federal securities laws, and may not be offered for sale, sold or transferred other than pursuant to effective registration under such laws, or in transactions otherwise in compliance with such laws, and upon evidence satisfactory to the Company of compliance with such laws, as to which the Company may rely upon an opinion of counsel satisfactory to the Company.”

All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

7.            Israeli Tax Ordinance.

a.           The Company has designated the Awarded Shares as Approved 102 Incentives (i.e. shares of Common Stock issued pursuant to Section 102(b) of the Ordinance) and held in trust by a trustee for the benefit of the Participant), and has classified them as Capital Gain Incentives that qualify for tax treatment in accordance with the provisions of Section 102(b)(2) of the Ordinance.

b.           The Awarded Shares including all rights attaching thereto, and other shares received with respect thereto (including [cash dividends], stock dividends, and bonus shares), will be allocated or issued to a trustee nominated by the Company (the “Trustee”) and approved in accordance with the provisions of Section 102 of the Ordinance, and will be held by the Trustee for the benefit of the Participant for a period of, and will not be delivered to the Participant prior to the expiration of, at least twenty four (24) months from the Date of Grant.

c.           All rights attaching to the Awarded Shares and all rights or shares received by the Participant with respect thereto (including, cash dividends, stock dividends, or bonus shares), will be subject to the same taxation treatment applicable to the Awarded Shares.

d.           The Trustee shall not sell or transfer to the Participant any of the Awarded Shares or any right or share received by the Participant with respect thereto prior to the full payment by the Participant of his/her tax liabilities arising from or relating to the Awarded Shares or any right or share related thereto.

8.           Delivery of Certificates. If requested by the Participant in accordance with Section 6.4(a) of the Plan and subject to other provisions of the Plan, including those of the Israeli Plan regarding the Israeli tax laws applicable to the Awarded Shares being Approved 102 Incentives, the Company shall deliver certificates for the Awarded Shares free of restriction under this Agreement promptly after, and only after, the Restriction Period has expired without forfeiture pursuant to Section 4. In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company.

9.          Rights of a Stockholder. Except as provided in Sections 4 and 5 above and the provisions of the Israeli Plan regarding the Israeli tax laws applicable to the Awarded Shares being Approved 102 Incentives, the Participant shall have, with respect to his Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon. [Any stock dividends paid with respect to Awarded Shares shall at all times be treated as Awarded Shares and shall be subject to all restrictions placed on Awarded Shares; any such stock dividends paid with respect to Awarded Shares shall vest as the Awarded Shares become vested.]

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10.         Voting. As long as the Awarded Shares are being held by the Trustee the Participant shall not be entitled to vote such Awarded Shares. Upon the delivery to the Participant of a certificate or certificates representing the Awarded Shares, the Participant shall be treated as the record holder of the Awarded Shares, having the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 10 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.

11.         Adjustment to Number of Awarded Shares. The number of Awarded Shares shall be subject to adjustment in accordance with Articles 11-13 of the Main Plan and Articles VIII – IX of the Israeli Plan.

12.         Specific Performance. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Agreement and consequently agree that this Agreement shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Agreement.

13.         Participant’s Representations. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The rights and obligations of the Company and the rights and obligations of the Participant are subject to all Applicable Laws, rules, and regulations.

14.         Participant’s Acknowledgments. The Participant acknowledges that a copy of the Plan has been made available for his or her review by the Company, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Administrator, as appropriate, upon any questions arising under the Plan or this Agreement.

15.         Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Israel (excluding any conflict of laws rule or principle of Israeli law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).

16.         No Right to Continue Service or Employment. Nothing herein shall be construed to confer upon the Participant the right to continue in the employ or to provide services to the Company or the Group, whether as an Employee, Contractor, or Outside Director, or interfere with or restrict in any way the right of the Company or the Group to discharge the Participant as an Employee, Contractor, or Outside Director at any time.

17.         Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.

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18.         Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.

19.         Entire Agreement. This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20.         Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained herein.

21.         Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.

22.         Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

23.         Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.

24.         Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:

a.	Notice to the Company shall be addressed and delivered as follows:

InspireMD, Inc.

800 Boylston Street, 16th Floor

Boston, MA 02199

Attn:____________

Fax:_____________

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b.           Notice to the Participant shall be addressed and delivered as set forth on the signature page.

25.         Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement. The Company or, if applicable, any Subsidiary (for purposes of this Section 25, the term “Company” shall be deemed to include any applicable Subsidiary), shall have the right to deduct from all amounts paid in cash or other form in connection with the Plan, any federal, state, local, or other taxes required by law to be withheld in connection with this Award. The Company may, in its sole discretion, also require the Participant receiving shares of Common Stock issued under the Plan to pay the Company the amount of any taxes that the Company is required to withhold in connection with the Participant’s income arising with respect to this Award. Such payments shall be required to be made when requested by Company and may be required to be made prior to the delivery of any certificate representing shares of Common Stock, if such certificate is requested by the Participant in accordance with Section 6.4(a) of the Plan. Such payment may be made by (i) the delivery of cash to the Company in an amount that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding obligations of the Company; (ii) if the Company, in its sole discretion, so consents in writing, the actual delivery by the Participant to the Company of shares of Common Stock that the Participant has not acquired from the Company within six (6) months prior thereto, which shares so delivered have an aggregate Fair Market Value that equals or exceeds (to avoid the issuance of fractional shares under (iii) below) the required tax withholding payment; (iii) if the Company, in its sole discretion, so consents in writing, the Company’s withholding of a number of shares to be delivered upon the vesting of this Award, which shares so withheld have an aggregate Fair Market Value that equals (but does not exceed) the required tax withholding payment; or (iv) any combination of (i), (ii), or (iii). The Company may, in its sole discretion, withhold any such taxes from any other cash remuneration otherwise paid by the Company to the Participant.

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[Remainder of Page Intentionally Left Blank.

Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence his or her consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

INSPIREMD, INC.

By:
Name:
Title:

PARTICIPANT:

Signature

Name:
Address:

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